                                                                    EXHIBIT 99.1

InVision Technologies, Inc.
                                                                          Page 1


                                Investor Contact:   Laura Graves
                                                    Director, Investor Relations
                                                    510-739-2448

                                                    Stan Neve
                                                    Brunswick Group
                                                    212-333-3810


                          INVISION TECHNOLOGIES REPORTS
               FOURTH QUARTER AND YEAR-END 2003 FINANCIAL RESULTS

                     COMPANY POSTS STRONG REVENUES AND EPS;
                      REITERATES GUIDANCE FOR 2004 AND 2005


     NEWARK, CA (FEBRUARY 11, 2004) - InVision Technologies, Inc. (NASDAQ: INVN) today reported results for its fourth quarter and year ended December 31, 2003. The company reiterated revenue guidance at $310 million for 2004 and revenue guidance directionally up for 2005.

FOURTH QUARTER 2003 HIGHLIGHTS

o    Quarterly revenue of $75.8 million.

o    Quarterly earnings per diluted share of $0.34.

o    Service revenue up 241% compared to the same quarter in 2002.

o    Company ships first order to China.

($ in thousands, except EPS)  QUARTER ENDED DECEMBER 31,     YEAR ENDED DECEMBER 31,
                                2003           2002            2003            2002
Revenues                      $ 75,784          $220,447     $416,497       $439,131
GAAP net income               $  6,288          $ 44,396     $ 56,946       $ 78,294
Pro forma net income(1)            n/a               n/a     $ 61,246       $ 78,294
Diluted GAAP EPS              $   0.34          $   2.40     $   3.10       $   4.40
Pro forma EPS(1)                   n/a               n/a     $   3.33       $   4.40

(1) Pro forma results for the year ended 2003 exclude in-process research and development expenses related to the Yxlon acquisition. See Schedule 1 for a reconciliation of pro forma results to GAAP results.

     For the fourth quarter of 2003, InVision's revenues were $75.8 million compared to revenues of $220.4 million in the fourth quarter of 2002. Net income for the fourth quarter of 2003 was $6.3 million, or $0.34 per diluted share. This compares to net income of $44.4 million, or $2.40 per diluted share, for the comparable quarter in 2002.

     For the year ended December 31, 2003, InVision's revenues were $416.5 million compared to revenues of $439.1 million for the year ended December 31, 2002. InVision's net income was $56.9 million, or $3.10 per diluted share, for the year ended December 31, 2003. InVision recorded a charge of $4.3 million of in-process research and development expenses related to the acquisition of Yxlon in the second quarter of 2003.

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InVision Technologies, Inc.
                                                                         Page 2


Excluding this charge, pro forma net income for the year ended December 31, 2003 was $61.2 million and pro forma EPS was $3.33 per diluted share. This compares to $78.3 million, or $4.40 per diluted share, in the year ended December 31, 2002. A reconciliation between net income on a GAAP basis and pro forma net income is provided in Schedule 1 following the condensed consolidated balance sheets.

     Gross margin in the fourth quarter of 2003 was 39% compared to 42% in the fourth quarter of 2002. Gross margin was 41% for the year ended December 31, 2003 versus 42% for the year ended December 31, 2002.

     At December 31, 2003, InVision had $277 million in cash, cash equivalents and short-term investments. Total company backlog was $116 million.

PERFORMANCE BY REPORTABLE SEGMENT

     InVision has two reportable segments: explosives detection systems (EDS) and non-destructive testing (NDT) systems. The EDS segment showed solid performance in the fourth quarter of 2003 with revenues of $53.6 million, income from operations of $11.3 million and income from operations as a percentage of revenues of 21.2%. EDS service revenues grew to $14.0 million in the fourth quarter of 2003, representing a 193% increase compared to the fourth quarter of 2002. During the fourth quarter of 2003, the NDT segment posted revenues of $13.5 million and a loss from operations of $2.4 million. The company is in the process of developing parts cost reduction programs for the NDT segment. The company believes these programs will improve gross margins in the NDT segment in future quarters commencing in the third quarter of 2004.

     A reconciliation of reportable segment revenues and income from operations to consolidated revenues and income from operations is provided in Schedule 2 following the condensed consolidated balance sheets.

MANAGEMENT SUMMARY

     "InVision reported strong results in the fourth quarter of 2003, driven by strength in EDS product gross margins and growth in EDS service revenues," said Sergio Magistri, Ph.D., InVision President and Chief Executive Officer. "As the installed base of EDS machines for checked baggage increases, we expect service revenue will grow as an overall percentage of revenue."

     Dr. Magistri continued, "The company is encouraged by greater visibility regarding the government's commitment to in-line EDS deployment, as evidenced by elements of the administration's proposed 2005 budget and the Vision 100 Century of Aviation Reauthorization Act."

OPERATIONAL HIGHLIGHTS

o The company is pleased with the federal government's indicated level of commitment to fund in-line EDS in larger airports, based upon recent Letter of Intent (LOI) funding program announcements. To date, the TSA has officially announced grants of $775

InVision Technologies, Inc.
                                                                         Page 3


     million under the LOI program to carry out construction retrofitting in seven domestic airports. InVision believes the overall need for in-line EDS at airports is considerably larger based upon published TSA assessments and individual airport needs.

o President Bush signed the Vision 100 Century of Aviation Reauthorization Act on December 12, 2003. The new law is designed to strengthen America's aviation sector, provide needed authority to the FAA, and enhance the safety of the traveling public. Specifically, the law authorizes up to $500 million per year for four years beginning in 2004 to improve and enhance aviation security through programs, for example, to retrofit airports to accept certified in-line EDS systems.

o The company reported in January 2004 the receipt of $22.9 million in orders for EDS to screen checked baggage in international airports. China placed its first order with InVision for CTX 9000 DSi automated EDS. This EDS order represents an important new market entry for InVision and the continuation of its growing presence in Asia, which began in 1997. Spain placed a follow-on order for CTX 9000 DSi automated EDS after installing multiple similar units early in 2003. One additional country, which requested to remain unidentified, ordered CTX 9000 DSi automated EDS and CTX 2500 EDS. All systems are expected to ship by the end of calendar year 2004, and are included in backlog as of December 31, 2003, with the exception of the order for China, which shipped in the fourth quarter of 2003.

o InVision recently announced that its subsidiary, Yxlon, entered into a contract for the delivery and installation of XES 3000 X-ray diffraction based EDS at Rhein-Main Airport in Frankfurt, Germany. The value of the contract is approximately $11 million with an option to purchase additional systems, options and maintenance for a potential total contract value of up to approximately $18 million. The value of this order is included in backlog as of December 31, 2003. Deliveries and installation are scheduled to begin in 2005 and last until the middle of 2007. To date, the company has received orders for 18 XES 3000 X-ray diffraction based EDS.

     Dr. Magistri continued, "We are encouraged by the government's commencement of an evaluation program to assess the viability of existing EDS technology for inspection of break bulk air cargo. We believe this is an important first step toward proving the value of computed tomography (CT) technology to address what is currently a gaping hole in our nation's approach to aviation security."


BUSINESS OUTLOOK

     The company is pleased with the Transportation Security Administration's
(TSA) 2003 LOI program funding announcements, along with the longer term LOI funding programs reflected in the Vision 100 Reauthorization Act. InVision believes that as progress is made in construction modification at airports, orders for in-line EDS will follow.

     For 2004, the company believes that revenues from existing businesses will be approximately $310 million. The 2004 revenue guidance reflects the time it takes to retrofit large airports to accommodate in-line EDS equipment and the impact that this has on

InVision Technologies, Inc.
                                                                         Page 4

InVision's EDS business. InVision believes there may be upside to 2004 revenue guidance if there is faster progress than currently anticipated in airport retrofitting for in-line EDS, additional interest from the international marketplace and/or significant progress on the evaluation of break bulk air cargo technology capabilities.

     InVision is currently in negotiations with the TSA regarding its initial 2004 EDS equipment order. The company is also in negotiations with the TSA for service contract renewal and anticipates no disruption of service as a result of these discussions. The company believes that revenues could continue to vary from quarter to quarter in 2004 as a result of the timing, size and mix of orders from the TSA.

     For 2005, the company believes that revenue will resume growth as compared to 2004 as a result of strength in its core EDS business resulting from demand generated by the TSA's LOI program until 2007 and the Vision 100 Reauthorization Act. In addition, President Bush's proposed 2005 budget includes over $890 million, a 20% increase over the prior year, to support aviation security and other transportation security activities. This includes funds to improve integration of EDS equipment into individual airports' baggage processing systems to increase security effectiveness and promote greater efficiency. Specifically, the proposed TSA budget includes $250 million for physical modification of commercial airports for the purpose of installing EDS equipment and $150 million for procurement of checked baggage EDS. The budget also allocates $45 million for research and development of enhancement and next generation EDS.

     INVISION TECHNOLOGIES, INC. WILL CONDUCT A CONFERENCE CALL TO DISCUSS THESE RESULTS AND INVISION'S OUTLOOK FOR THE FUTURE AT 2:00 P.M. (PT) / 5:00 P.M. (ET) TODAY. TO LISTEN, VISIT WWW.INVISION-TECH.COM AND FOLLOW THE LINKS TO THE WEBCAST. A REPLAY OF THE WEBCAST WILL BE AVAILABLE SHORTLY AFTER THE PRESENTATION AND WILL REMAIN AVAILABLE FOR A LIMITED TIME.

ABOUT INVISION

     InVision Technologies develops, manufactures, markets and supports explosives detection systems based on advanced computed tomography technology for civil aviation security. InVision's wholly owned subsidiary Yxlon develops, manufactures, markets and supports X-ray based diffraction for explosives detection as well as automated X-ray based non-destructive testing systems for a wide range of industrial applications. InVision's wholly owned subsidiary Quantum Magnetics develops detection systems for weapons, narcotics, explosives and other threats based on quadrupole resonance and other proprietary magnetic sensing technologies. InVision's wholly owned subsidiary Inovec develops, manufactures, markets and supports scanning, optimization and control systems for the forest products industry. Additional information about InVision can be obtained on the company's web site at http://www.invision-tech.com.

CAUTIONS REGARDING FORWARD-LOOKING STATEMENTS

     This news release contains forward-looking statements, including those regarding InVision's "Business Outlook"; InVision's belief that its cost reduction programs will improve gross margins in the NDT segment; InVision's beliefs that EDS service revenues are

InVision Technologies, Inc.
                                                                         Page 5

expected to become a larger percentage of its EDS revenues in future quarters; InVision's belief regarding the overall need for in-line EDS at airports; InVision's belief that the commencement of an evaluation program for bulk air cargo is an important first step toward proving the value of CT technology; InVision's belief that orders for in-line EDS will follow progress in construction modifications at airports; InVision's anticipated 2004 and 2005 financial results; InVision's belief regarding potential upside to its 2004 revenue guidance; InVision's expectation of variations in its 2004 quarter-to-quarter results; and InVision's anticipation that there will be no disruption of its service as a result of discussions regarding the renewal of its service contract. These forward-looking statements are subject to material risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Investors should consider important risk factors, which include: the risk that InVision's cost reduction programs do not effectively improve gross margins in the NDT segment; the risk that the company is not selected to provide service for its units; the risk that customers may not renew their service agreements with the company or may not choose to exercise all options available to them under their service agreements, and in particular, the risk that the company's contract to service its units in the United States is not renewed or is renewed on financially less favorable terms; the risk that CT technology is not used to screen break bulk air cargo due to the certification or approval of other technology; the risk that additional orders for in-line EDS do not result from the construction modifications at airports due to the election of the TSA to utilize competing products or technologies; the risk that InVision may not meet its projected financial results due to the unavailability or reduction of U.S. and foreign governmental funding, the termination or decrease in orders by the U.S. government and foreign airport authorities, or lower than expected service revenues; the risk that InVision does not meet its anticipated delivery schedules due to the inability to obtain in a timely manner components necessary to build its EDS units or to timely manufacture its EDS units due to unforeseen difficulties with its operations; the risk that the TSA does not provide additional funding for grants or does not provide additional funding at the level anticipated; and other risks detailed under the caption "Risk Factors" in InVision's most recent reports on Form 10-K and Form 10-Q filed with the Securities and Exchange Commission. InVision is under no obligation, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

     Note to Editors: CTX, CTX 2500, CTX 9000 DSi, InVision, Yxlon, Quantum and Inovec are trademarks of InVision Technologies, Inc. or its subsidiaries.

                               (tables to follow)

InVision Technologies, Inc.
                                                                         Page 6


                           INVISION TECHNOLOGIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                                     THREE MONTHS ENDED                 YEAR ENDED
                                                ----------------------------    ----------------------------
                                                DECEMBER 31,    DECEMBER 31,    DECEMBER 31,    DECEMBER 31,
                                                    2003            2002            2003            2002
                                                ------------    ------------    ------------    ------------
Revenues:
  Product revenues                              $     54,483    $    212,171    $    351,573    $    411,426
  Service revenues                                    17,626           5,166          51,793          15,622
  Contract research and development revenues           3,675           3,110          13,131          12,083
                                                ------------    ------------    ------------    ------------
    Total revenues                                    75,784         220,447         416,497         439,131
                                                ------------    ------------    ------------    ------------
Cost of revenues:
  Product costs                                       33,008         121,983         204,419         234,767
  Service costs                                       10,669           2,855          31,166          10,761
  Contract research and development costs              2,521           2,617           8,396           8,708
                                                ------------    ------------    ------------    ------------
    Total cost of revenues                            46,198         127,455         243,981         254,236
                                                ------------    ------------    ------------    ------------

  Gross profit                                        29,586          92,992         172,516         184,895
                                                ------------    ------------    ------------    ------------
Operating expenses:
  Research and development                             6,054           6,506          26,323          20,622
  Selling, general and administrative                 13,454          10,710          45,232          31,744
  In process research and development (Yxlon)             --              --           4,300              --
                                                ------------    ------------    ------------    ------------
    Total operating expenses                          19,508          17,216          75,855          52,366
                                                ------------    ------------    ------------    ------------

Income from operations                                10,078          75,776          96,661         132,529
Interest expense                                      (1,205)            (80)         (1,693)           (399)
Interest and other income, net                         1,881            (338)          3,903              38
                                                ------------    ------------    ------------    ------------
Income before provision for income taxes              10,754          75,358          98,871         132,168

Provision for income taxes                             4,466          30,962          41,925          53,874
                                                ------------    ------------    ------------    ------------

Net income                                      $      6,288    $     44,396    $     56,946    $     78,294
                                                ============    ============    ============    ============
Net income per share:
  Basic                                         $       0.37    $       2.62    $       3.32    $       4.90
                                                ============    ============    ============    ============
  Diluted                                       $       0.34    $       2.40    $       3.10    $       4.40
                                                ============    ============    ============    ============

Weighted average shares outstanding:
  Basic                                               16,981          16,934          17,132          15,987
  Diluted                                             18,227          18,514          18,368          17,803



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InVision Technologies, Inc.
                                                                         Page 7


                           INVISION TECHNOLOGIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                        (IN THOUSANDS, EXCEPT SHARE DATA)
                                   (UNAUDITED)

                                                                      DECEMBER 31,    DECEMBER 31,
                                                                          2003           2002
                                                                      ------------    ------------
ASSETS
Current assets:
    Cash and cash equivalents                                         $    182,382    $    159,736
    Short-term investments                                                  94,557              --
    Accounts receivable, net                                                56,951         146,295
    Inventories                                                             78,894          64,764
    Deferred income taxes                                                   14,283          20,889
    Other current assets                                                     5,666          15,811
                                                                      ------------    ------------
        Total current assets                                               432,733         407,495
Property and equipment, net                                                 11,605           7,225
Deferred income taxes                                                           --           1,050
Intangible assets, net                                                      35,452           1,603
Other assets                                                                 6,278             414
                                                                      ------------    ------------
                 Total assets                                         $    486,068    $    417,787
                                                                      ============    ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                  $     13,761    $     28,477
    Accrued liabilities                                                     35,058          65,364
    Deferred revenue                                                        13,277          86,284
    Short-term debt                                                          5,581             184
    Current maturities of long-term obligations                                263             112
                                                                      ------------    ------------
        Total current liabilities                                           67,940         180,421
                                                                      ------------    ------------
Long-term obligations                                                      127,244             653
Deferred income taxes                                                          203              --
                                                                      ------------    ------------
Commitments and contingencies
Stockholders' equity:
    Preferred stock, $0.001 par value, 5,000,000 shares authorized;
           no shares issued and outstanding                                     --              --
    Common stock, $0.001 par value, 60,000,000 shares authorized;
           17,782,000 and 17,243,000 shares issued;
           17,095,000 and 17,008,000 shares outstanding                         18              17
    Additional paid-in capital                                             173,968         166,243
    Deferred stock compensation expense                                       (271)           (406)
    Accumulated other comprehensive loss                                      (125)         (1,783)
    Retained earnings                                                      131,782          74,836
    Treasury stock, at cost (687,000 and 235,000 shares)                   (14,691)         (2,194)
                                                                      ------------    ------------
          Total stockholders' equity                                       290,681         236,713
                                                                      ------------    ------------
                 Total liabilities and stockholders' equity           $    486,068    $    417,787
                                                                      ============    ============

InVision Technologies, Inc.
                                                                         Page 8

SCHEDULE 1

PRO FORMA NET INCOME CALCULATION (1)
     (IN THOUSANDS, EXCEPT SHARE DATA)              YEAR ENDED
                                          -----------------------------
                                          DEC. 31, 2003   DEC. 31, 2002
                                          -------------   -------------
      GAAP net income:                    $      56,946   $      78,294

      Plus:     In-process research and
                development (Yxlon)               4,300              --

      Pro forma net income                $      61,246   $      78,294

      Diluted earnings per share:

               As reported               $         3.10   $        4.40
               Pro forma                           3.33            4.40

(1) Pro forma operating results are not based on any standardized methodology prescribed by GAAP and are not necessarily comparable to similar measures presented by other companies. Pro forma operating results should not be considered in isolation or as a substitute for operating results prepared in accordance with GAAP. As a result of the acquisition of Yxlon International Holding GmbH, the management of InVision Technologies, Inc. believes pro forma operating results are a useful measure that facilitates period-to-period operating comparisons. Pro forma operating results exclude in-process research and development expenses related to the acquisition of Yxlon. InVision reports pro forma operating results to provide investors with an alternative method for assessing its operating results in a manner that is focused on what InVision believes to be its core business operations.

InVision Technologies, Inc.

SCHEDULE 2

                                                                                ALL
FOURTH QUARTER 2003 SEGMENT INFORMATION             EDS           NDT          OTHER       ELIMINATIONS      TOTAL
                                                ----------    ----------     ----------    ------------    ----------
(IN THOUSANDS, EXCEPT PERCENTAGE DATA)
Revenues:
   Product revenues                             $   39,579    $   10,365     $    4,539     $       --     $   54,483
   Service revenues                                 13,979         3,105            542             --         17,626
   Contract research and development revenues           --            --          3,675             --          3,675
   Intercompany revenues                                24            --          2,160         (2,184)            --

Total revenues                                  $   53,582    $   13,470     $   10,916     $   (2,184)    $   75,784

Income (loss) from operations                   $   11,334    $   (2,448)    $    1,192     $       --     $   10,078

Income (loss) from operations as
   a percentage of revenues                           21.2%        (18.2)%         10.9%           0.0%          13.3%


                                      #####